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                                                                    Exhibit 99.1


Thursday February 25, 1999

Company Press Release

Source:  FORE Systems, Inc.

FORE Systems Acquires Euristix

Provides Advanced Telecommunications Network Management and Signaling Expertise for the Service Provider Market


PITTSBURGH, Feb 25 /PRNewswire/ -- FORE Systems, Inc. (Nasdaq: FORE), a leading network equipment supplier for service providers building out the new public network, announced today that it has acquired Dublin, Ireland-based Euristix Limited. Founded in 1990, Euristix is an industry-leading developer of advanced telecommunications software technology and solutions.

What Euristix Brings To FORE Systems

Euristix has leading telecommunications software products as demonstrated by its award-winning and widely deployed RACEMAN(TM) EMSX TMN-based element management system. This state-of-the-art and highly customizable platform delivers complete element management and service provisioning capabilities to meet the specific and stringent needs of Internet and traditional telecommunications service providers.

Euristix brings a wealth of telecommunications software experience and expertise that was achieved through its long-standing project development capability that has produced sophisticated telecommunications software for many major multinational customers. Euristix' experienced engineering staff of over 100 engineers has developed an array of strategic products ranging from network/element management to telecommunication systems applications in the areas of intelligent networking, wireless roaming, signaling interworking (SS7, QSIG), and Voice over IP (H.323).

"The acquisition of Euristix is a powerful statement about FORE Systems' commitment to our existing and future service provider customers," said Thomas
J. Gill, president and CEO of FORE Systems. "We believe we deliver the fastest, most reliable service provider switching platforms in the industry. With the addition of Euristix, we are now positioned to deliver the best software for the provisioning of advanced data, voice and video services in the new public network."

Acquisition Strengthens Current Core Service Provider Offering, Expands Market Opportunities

By combining the overall capabilities of Euristix and FORE's scalable Internet backbone switches, FORE will be able to offer a powerful total solution for high-performance switching, capacity/service level provisioning and element management. Service providers are now being asked by their customers to provide guaranteed service levels. The RACEMAN EMSX network


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element management system is critical to reducing the operational costs associated with delivering such a service.

FORE is expanding its product offering from the network core and the Euristix acquisition provides the unique expertise necessary to deliver innovative software solutions in such areas as Voice over IP (VoIP), signaling interworking and virtual private networking (VPN).

"Euristix significantly strengthens FORE Systems' Internet core backbone product offering and it provides the expertise necessary for accelerated expansion in the rapidly growing service provider and alternative carrier market," said Dr. Jim Mountjoy, CEO of Euristix. "This is a market where FORE's switching solutions are already deployed at the core of some of today's largest and most successful Internet Service Provider and carrier networks. "

Product Plans and Availability

The first new product from this acquisition will be a comprehensive network management solution for service provider customers, combining the best of FORE's ForeView(R) network management software and Euristix' RACEMAN EMSX element management system. This first product is expected to ship in 3Q, CY99.

Financial Terms of the Acquisition

Under the terms of the agreement, FORE issued five million shares and stock options in exchange for the outstanding shares and stock options of Euristix. Based on FORE's closing price on February 24, 1999, the transaction has a value of approximately $81 million. The acquisition will be accounted for as a pooling-of-interests for financial reporting purposes and, accordingly, FORE's consolidated financial statements will be restated to include the accounts and results of operations of the combined companies. As a result of the transaction, Euristix will be required to record a nonrecurring pre-tax compensation charge ranging from $30 million to $35 million related to certain Euristix variable compensation plans. This charge will be reflected in FORE's consolidated financials for the period ending March 31, 1999.

Euristix has become a wholly-owned subsidiary of FORE Systems and will add approximately 150 employees to FORE Systems' worldwide organization. Prior to this acquisition, FORE Systems employed approximately 1,900 people at locations including its Pittsburgh, Pennsylvania worldwide headquarters, Dublin, Ireland manufacturing facilities and sales and support offices throughout the world.

About Euristix

Euristix employs 150 people in Dublin, Ireland and San Jose, California. A privately-owned company, Euristix maintains a portfolio of more than 70 telecommunication operator and equipment vendor client accounts in North America, Asia and Europe. To support customers' products and services requirements, the company is organized into two dedicated strategic business units: RACEMAN and ATSS (Advanced Telecommunications Software Services).


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Euristix' network element management systems offering is sold using the brand name RACEMAN, a reflection of the rapid deployment characteristics of Euristix' platform technology. Euristix' flagship platform, RACEMAN EMSX, is widely deployed as the underlying basis for managing switching (IP & ATM), access (xDSL, HFC & WLL) and transport (SONET/SDH) telecommunications networks. Additionally, customers benefit from RACEMAN EMSX' ability to manage a diverse array of equipment from different vendors.

ATSS is Euristix' development center for telecommunications equipment core systems and signaling software. ATSS has an established track record of partnering with telecommunications equipment vendors worldwide and is increasingly scaling its activities to undertake complete telecommunication systems development as a turnkey solution under contract for equipment vendors. ATSS has skills and expertise in the areas of intelligent networking, wireless roaming (GSM & IS41 SMSc, HLR, GPRS), signaling interworking over ATM (SS7,QSIG, DPNSS) and Voice over IP (H.323).

About FORE Systems

FORE Systems is a leading global network equipment supplier for enterprise businesses, Internet Service Providers (ISPs) and emerging alternative carriers. FORE's Networks of Steel(TM) solution delivers a network infrastructure that is built to last. With Application Aware(TM) networking, enterprise businesses are assured that their mission-critical applications run predictably and securely. For service providers, FORE's Capacity-Aware Routing(TM) and Dynamic Protection Switching(TM) reduce the operational costs associated with providing guaranteed service to a rapidly growing list of customers. This is why thousands of enterprise and service provider customers worldwide have put a Network of Steel(TM) at the core of their businesses.

For more information on FORE's Networks of Steel, call 888-404-0444 or visit the FORE Systems web site at http://www.fore.com.

This press release contains forward-looking statements with respect to products, partners, customers, future growth and other matters. Please refer to the Annual Report on Form 10-K filed by FORE Systems with the Securities and Exchange Commission in June, 1998, and the Quarterly Reports on Form 10-Q filed by FORE Systems in August, 1998, November, 1998 and February, 1999, for a discussion of risks that could cause actual results to differ materially from such statements.

All FORE Systems' editorial information and graphics can be found on NEWSdesk, the high-tech Internet Network at http://www.newsdesk.com.

FORE Systems and ForeView are registered trademarks of FORE Systems, Inc. Networks of Steel, Network of Steel, Application Aware, Capacity-Aware Routing and Dynamic Protection Switching are trademarks of FORE Systems, Inc. RACEMAN is a trademark of Euristix Limited. All other brands or product names are trademarks of their respective holders.


SOURCE:  FORE Systems, Inc.